[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).  Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.2

AMENDMENT NO 2

TO

COLLABORATION AND LICENSE AGREEMENT

This Amendment Number 2 (the “Amendment No 2”), effective as of February 22, 2021 (the “Amendment No 2 Effective Date”) amends that certain Collaboration and License Agreement entered into as of May 23, 2014 (the “Collaboration Agreement”) by and between CYTOMX THERAPEUTICS, INC.,  a corporation organized under the laws of the State of Delaware, having its principal place of business at 151 Oyster Point Blvd., Suite 400, South San Francisco, CA, 94080 (“CytomX”), and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York, USA 10154 (“BMS”), as amended by Amendment Number 1 to Extend Collaboration and License Agreement, dated as of March 17, 2017.

RECITALS

Whereas, CytomX and BMS desire to extend their existing collaboration for the purpose of discovery and preclinical development of Compounds suitable for development for human therapeutic uses, with the objective of identifying one or more Compounds for BMS to advance into human clinical trials, in accordance with the terms and conditions set forth in the Collaboration Agreement.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment No 2, the Parties agree to amend the Collaboration Agreement as follows.

1.	Research Term. Section 3.2 is hereby deleted in its entirety and replaced with the following:

3.2Research Term.  The Preclinical Development Program with respect to each Initial Collaboration Target and Additional Target will be carried out during the two (2) year period following (x) the Effective Date, with respect to the Initial Collaboration Targets, and (y) the date of designation of a Substitute Target (with respect to an Initial Collaboration Target or Additional Target) or an Additional Target, with respect to any such Substitute Target or Additional Target, and, with respect to any Extension Target, [***] unless (in each case) this Agreement is terminated in accordance with Article 13 (the “Research Term”).

2.	Collaboration Targets. Sections 3.3(c)(iv), 3.3(c)(vi) and 3.3(d) are hereby deleted in their entirety and replaced with the following:

(iv)Extension Targets.  BMS shall have the right to add up to five (5) additional Targets to the collaboration (each such target, an “Extension Target”).  Any such Extension Target must be selected by BMS [***] by notice to CytomX.  Each of the Extension Targets shall be in the field of oncology (including immuno-oncology), unless otherwise agreed in writing by CytomX. BMS shall have the right to request CytomX to generate Probodies which can be used and further developed as: (A) Probodies or Probody drug conjugates and/or (B) Probody-containing bi-specifics, including T-cell engaging bi-specifics and/or (C) [***] (with each of (A), (B) and (C) being referred hereafter as a “Modality”) for the Extension Targets. CytomX shall retain the right to delay the commencement of activities under the Preclinical Plan (as updated) with respect to any Extension Target if such Extension Target is selected within [***] of any other Extension Target, such that activities for the newly selected Extension Target do not begin within such [***] period.

(vi)Substitute Targets. BMS shall have the right to substitute and replace (i) each Initial Collaboration Target and up to [***] of the Extension Targets [***] in accordance with the criteria set forth in clause (A) of this Section, and (ii) up to [***] of the Extension Targets in accordance with clause (B) of this Section, with a new Target (such new target, a “Substitute Target”), subject to the Excluded Target Process set forth in Section 3.3(c).  Any such replacement of an Initial Collaboration Target must occur prior to the commencement of a Clinical Trial of a Compound relating to such Initial Collaboration Target and in no case later than three (3) years after the Effective Date[***].  Any such replacement also shall be based (A) on technical/scientific information relating to such Initial Collaboration Target [***] (or a Compound relating to such Initial Collaboration Target [***]), based upon which BMS reasonably determines that identification of a Compound(s) directed to such Initial Collaboration Target [***] that would be suitable for clinical development will not be feasible, [***]to be determined by the JRC prior to the commencement of work by CytomX to produce a Probody to such Extension Target; provided that [***]than has been previously achieved by CytomX with respect to a Collaboration Target pursuant to this Agreement. In the case where BMS desires to replace an Initial Collaboration Target or Extension Target with a proposed Substitute Target, BMS shall inform CytomX, through the JRC, of BMS’ basis (and providing technical/scientific supporting information) for wanting to replace such Initial Collaboration Target or Extension Target. For clarity, Substitute Targets shall be in the field of oncology (including immuno-oncology), including a Target intended for a Probody-drug conjugate program, unless otherwise agreed in writing by CytomX. CytomX shall retain the right to delay the commencement of activities under the Preclinical Plan (as updated) with respect to any Substitute Target if such Substitute Target is selected [***] of any other Extension or Substitute Target, such that activities for the newly selected Substitute Target do not begin within such [***] period.

(d)Excluded Target Process.  The following procedure shall be followed for the selection of an Additional Target or Extension Target or the replacement of an Initial Collaboration Target or an Extension Target with a Substitute Target.  Upon notice by BMS to CytomX of its desire to evaluate a Target as an Additional Target, Extension Target or a Substitute Target, CytomX shall provide an independent reviewer (mutually agreed to by BMS and CytomX) (the “Target Reviewer”) with a list of all Targets where CytomX has: (i) licensed exclusive rights to a third party with respect to such Target, or is otherwise contractually restricted from including such Target, (ii) entered into (and has maintained ongoing) discussions with a third party with respect to a license or collaboration regarding potential products intended for use against such Target, with such discussions being evidenced by written correspondence relating to proposed terms (“Ongoing Bona Fide Discussions”), (iii) an active bona fide internal research or development program, with respect to the research, development and commercialization of Probodies directed towards such Target under which program CytomX has identified a functional Antibody directed toward such Target (as part of development of Probodies directed to such Target), or (iv) the three (3) Targets listed on Exhibit G hereto (“Reserved Targets”) for the period of twelve (12) months after the Effective Date (and thereafter only if included under (i)-(iii) above) (any such Target, an “Excluded Target,” and such list, the “Excluded Target List”), and CytomX shall notify BMS that the Excluded Target List has been provided to the Target Reviewer.  Upon receipt of such notice BMS shall provide to the Target Reviewer a confidential written description of the new Target that BMS proposes to evaluate as a potential Additional Target, Extension Target or a Substitute Target, including the GenBank accession number (or other identifying information) for such Target.  The Target Reviewer would notify BMS, within five (5) Business Days if such Target identified by BMS is available, or an Excluded Target (but not the reason such Target is an Excluded Target).  Following such Target Reviewer notification, in the event that such Target is available, and BMS desires to designate such Target as an Additional Target, Extension Target or Substitute Target, BMS shall provide the Target Reviewer with written confirmation of such designation.  Upon receipt of such written confirmation, the Target Reviewer would inquire if CytomX has any modifications to the Excluded Target List, and CytomX would notify the Target Reviewer of such modifications (if any) within five (5) Business Days. Any such Target designated by written confirmation that is not an Excluded Target would be deemed selected by BMS as an Additional Target, Extension Target or Substitute Target.

In each circumstance where BMS notifies CytomX of its desire to evaluate a Target as described herein, CytomX shall provide the Target Reviewer with an updated Excluded Target List prior to BMS disclosing such new Target to the Target Reviewer; provided, that BMS may evaluate a maximum of [***] Targets per Calendar Year.  Accordingly, CytomX shall inform the Target Reviewer of (A) any new Targets that have become subject to third party obligations, terms discussions or part of an active bona fide internal development program of CytomX, as provided above; (B) the expiration of the twelve month period referenced in clause (iv) above (or unilateral termination by CytomX) of such period with respect to any Reserved Target) and any Reserved Targets that are no longer reserved by virtue of such clause (iv); and (C) any new targets that have become available due to the termination of a collaboration (or Ongoing Bona Fide Discussions with a third party) or termination of any internal development program of CytomX.  With regard to [***], BMS acknowledges that [***] is deemed an Excluded Target, and may not be designated as an Extension Target or Substitute Target, subject to BMS’ non-exclusive license to [***] in Section 3.3(c)(v) above.

3.	FTE Funding. Section 3.4 is hereby deleted in its entirety and replaced with the following:

3.4FTE Funding.  Notwithstanding anything to the contrary in this Agreement, with respect to new and/or revised Preclinical Plans and Budgets, CytomX shall be responsible, and BMS shall not be required to reimburse CytomX, for any FTEs or pay for any out-of-pocket costs relating to any Targets designated by BMS on or after the Amendment No 2 Effective Date; provided, that CytomX shall not in any event be required to commit any number of its FTEs or pay for any out-of-pocket costs materially in excess of what CytomX has committed on a per-Target basis for Targets designated by BMS prior to the Amendment No 2 Effective Date without CytomX’s prior written consent.

4.	Development. Section 4.1(d) is hereby deleted in its entirety and replaced with the following:

(d)Meetings.  Solely with respect to [***] the Parties agree to meet semi-annually in person or by video conference (provided at least one meeting per year is held in person) [***] to exchange [***].

5.	Development Milestones. Table 1b in Section 8.3 is hereby deleted in its entirety and replaced with the following:

Table 1b:  For Compounds and Products directed against Extension Targets and Substitute Targets of Extension Targets for the first Modality:

	Event	1st Indication	2nd Indication	3rd Indication
2b	First IND Filing	[***]	[***]	[***]
3b	Dose 1st Patient in a 1st Phase 2 Clinical Trial	[***]	[***]	[***]

4b	Dose 1st Patient in 1st Phase 3 Clinical Trial	[***]	[***]	[***]
5b	BLA Filing in US	[***]	[***]	[***]
6b	MAA Filing	[***]	[***]	[***]
7b	BLA Filing in Japan	[***]	[***]	[***]
8b	First Commercial Sale in US	[***]	[***]	[***]
9b	First Commercial Sale in EU	[***]	[***]	[***]
10b	First Commercial Sale in Japan	[***]	[***]	[***]
	Total milestone payments per Extension Target for 1st Modality	[***]	[***]	[***]

6.	Representations and Warranties. Section 14.1(f) is hereby deleted in its entirety and replaced with the following:

(f)to each Party’s knowledge, as of the Amendment No 2 Effective Date, it is not in breach of the Agreement.

7.

Miscellaneous.  Except as expressly set forth herein, this Amendment shall not be construed to modify any of the Parties’ respective rights and obligations under the Collaboration Agreement.  This Amendment shall be construed and interpreted according to the laws of the State of Delaware, without regard to conflicts of laws principles.  This Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument.  A facsimile transmission of the signed Amendment will be legal and binding on both Parties.  This Amendment shall be incorporated into and shall, as of the Amendment No 2 Effective Date, form part of the Collaboration Agreement between the Parties.

[signature page follows]

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives effective as of the Amendment No 2 Effective Date.

BRISTOL-MYERS SQUIBB CompanyCytomX THERAPEUTICS, INC.

By: /s/ Janeen DoyleBy: /s/ Sean McCarthy

Name: Janeen DoyleName: Sean A. McCarthy

Title: VP, Research & Early Dev AllianceTitle: President, CEO & Chairman